UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2022

HEARTCORE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-6409-6966

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreements

Executive Employment Agreement with Sumitaka Yamamoto

We entered into an Executive Employment Agreement dated as of February 9, 2022 with Sumitaka Yamamoto. Mr. Yamamoto’s agreement provides that he will serve as the Chief Executive Officer of HeartCore Enterprises, Inc. and of our subsidiary, HeartCore Co., Ltd. Mr. Yamamoto’s agreement provides that he will be paid an annual salary of $381,000, and will be issued 45,720 shares of our common stock pursuant to an Award Agreement and the Company’s 2021 Equity Incentive Plan, which is described below. The shares of restricted stock vest in four tranches, with 25% of the awarded shares vesting at the end of each year of the term of the employment agreement, subject to earlier vesting or forfeiture as set forth below. Mr. Yamamoto’s agreement provides that he is eligible to be paid bonuses as may be determined by the Board of Directors of the Company. Mr. Yamamoto’s agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

Executive Employment Agreement with Qizhi Gao

We entered into an Executive Employment Agreement dated as of February 9, 2022 with Qizhi Gao. Mr. Gao’s agreement provides that he will serve as the Chief Financial Officer of HeartCore Enterprises, Inc. and of our subsidiary, HeartCore Co., Ltd. Mr. Gao’s agreement provides that he will be paid an annual salary of $54,012, and will be issued 6,481 shares of our common stock pursuant to an Award Agreement and the Company’s 2021 Equity Incentive Plan, which is described below. The shares of restricted stock vest in four tranches, with 25% of the awarded shares vesting at the end of each year of the term of the employment agreement, subject to earlier vesting or forfeiture as set forth below. Mr. Gao’s agreement provides that he will be paid an annual bonus of $11,655 and will also be eligible to be paid bonuses as may be determined by the Board of Directors of the Company. Mr. Gao’s agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

Executive Employment Agreement with Kimio Hosaka

We entered into an Executive Employment Agreement dated as of February 9, 2022 with Kimio Hosaka. Mr. Hosaka’s agreement provides that he will serve as the Chief Operating Officer of HeartCore Enterprises, Inc. and of our subsidiary, HeartCore Co., Ltd. Mr. Hosaka’s agreement provides that he will be paid an annual salary of $95,459, and will be issued 11,455 shares of our common stock pursuant to an Award Agreement and the Company’s 2021 Equity Incentive Plan, which is described below. The shares of restricted stock vest in four tranches, with 25% of the awarded shares vesting at the end of each year of the term of the employment agreement, subject to earlier vesting or forfeiture as set forth below. Mr. Hosaka’s agreement provides that he is eligible to be paid bonuses as may be determined by the Board of Directors of the Company. Mr. Hosaka’s agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

Executive Employment Agreement with Hidekazu Miyata

We entered into an Executive Employment Agreement dated as of February 9, 2022 with Hidekazu Miyata. Mr. Miyata’s agreement provides that he will serve as the Chief Information Officer of HeartCore Enterprises, Inc. and of our subsidiary, HeartCore Co., Ltd. Mr. Miyata’s agreement provides that he will be paid an annual salary of $75,600, and will be issued 9,072 shares of our common stock pursuant to an Award Agreement and the Company’s 2021 Equity Incentive Plan, which is described below. The shares of restricted stock vest in four tranches, with 25% of the awarded shares vesting at the end of each year of the term of the employment agreement, subject to earlier vesting or forfeiture as set forth below. Mr. Miyata’s agreement provides that he is eligible to be paid bonuses as may be determined by the Board of Directors of the Company. Mr. Miyata’s agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

Executive Employment Agreement with Keisuke Kuno

We entered into an Executive Employment Agreement dated as of February 9, 2022 with Keisuke Kuno. Mr. Kuno’s agreement provides that he will serve as the Sales Director of HeartCore Enterprises, Inc. and of our subsidiary, HeartCore Co., Ltd. Mr. Kuno’s agreement provides that he will be paid an annual salary of $109,000, and will be issued 13,092 shares of our common stock pursuant to an Award Agreement and the Company’s 2021 Equity Incentive Plan, which is described below. The shares of restricted stock vest in four tranches, with 25% of the awarded shares vesting at the end of each year of the term of the employment agreement, subject to earlier vesting or forfeiture as set forth below. Mr. Kuno’s agreement provides that he is eligible to be paid bonuses as may be determined by the Board of Directors of the Company. Mr. Kuno’s agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

Provisions Applicable to All Executive Employment Agreements

Each of the Executive Employment Agreements as described above, has an initial term of 1 year, provided that the term of each agreement will automatically be extended for one or more additional terms of one year each unless either the Company or applicable executive provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of then-current initial term or renewal term (as applicable). Each of the agreements provide that the applicable executive’s employment with the Company shall be “at will,” meaning that either applicable executive or the Company may terminate the applicable executive’s employment at any time and for any reason, subject to the other provisions of the agreement.

Each of the agreements may be terminated by the Company, either with or without “Cause”, or by the applicable executive, either with or without “Good Reason”.

For purposes of each agreement, “Cause” means:

●	a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;

●	misconduct by the applicable executive to the material detriment of the Company;

●	the applicable executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

●	the applicable executive’s gross negligence in the performance of the applicable executive’s duties and responsibilities to the Company as described in this Agreement; or

●	the applicable executive’s material failure to perform the applicable executive’s duties and responsibilities to the Company as described in the agreement (other than any such failure resulting from the applicable executive’s incapacity due to physical or mental illness or any such failure subsequent to the applicable executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the applicable executive of the specific nature of such material failure and the applicable executive’s failure to cure such material failure within 10 days following receipt of such notice.

For purposes of each agreement, “Good Reason” means:

●	at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the applicable executive immediately prior to a Change of Control;

●	a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;

●	the relocation of the applicable executive’s principal executive office to a location more than 50 miles further from the applicable executive’s principal executive office immediately prior to such relocation; or

●	a material breach by the Company of any of the terms and conditions of the agreement which the Company fails to correct within 10 days after the Company receives written notice from the applicable executive of such violation.

For purposes of each agreement a “Change of Control” of the Company will be deemed to have occurred if, after the effective date of the applicable agreement, (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment with Cause, or if the applicable executive terminates their agreement without good reason, then, subject to any other agreements between the company with respect to other equity grants made to such executive:

●	the Company will pay to the applicable executive any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses;

●	any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited; and

●	all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment without Cause, or if the applicable executive terminates their agreement with good reason, then, subject to any other agreements between the company with respect to other equity grants made to such executive:

●	the Company will pay to the applicable executive any base salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses;

●	the Company will pay to the applicable executive, in one lump sum, an amount equal to the base salary that would have been paid to the applicable executive for the remainder of the initial term of the applicable agreement (if the termination occurs during the initial term of the applicable agreement) or renewal term of the applicable agreement (if the termination occurs during a renewal term of the applicable agreement);

●	any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will, to the extent not already vested, be deemed automatically vested; and

●	all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

In the event of the applicable executive’s death or total disability during the term of the applicable agreement, the term of the applicable agreement and the applicable executive’s employment shall terminate on the date of death or total disability. In the event of such termination, the Company’s sole obligations hereunder to the applicable executive (or the applicable executive’s estate) shall be for unpaid base salary, accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the applicable executive’s target bonus for such year and the portion of such year in which the applicable executive was employed, and reimbursement of expenses pursuant to the terms hereon through the effective date of termination, and any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the termination date.

In the event that the term of the applicable agreement is not renewed by either party, any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the expiration of the term of the applicable agreement without any further action of the parties.

If it is determined that any payment provided to the applicable executive under the applicable agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), the Company will pay to the applicable executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the applicable executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax.

During the term of the applicable agreement, the applicable executive is entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers, and is entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the applicable executive in connection with the performance of the applicable executive’s duties hereunder and in accordance with the Company’s expense reimbursement policies and procedures.

Each of the agreements provides that, during the term of the applicable agreement, the applicable executive will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the applicable executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the applicable executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term of the applicable agreement. Any indemnification agreement entered into between the Company and the applicable executive shall continue in full force and effect in accordance with its terms following the termination of the applicable.

Each of the employment agreements contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by the applicable executive in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

Each of the agreements contains a non-compete provision which provides that, for the term of the applicable agreement and for a period of 2 years thereafter, the applicable executive shall not, directly or indirectly: (i) engage in any other business, association or relationship of any kind with any business which provides, in whole or in part, the same or similar services and/or products offered by the which directly or indirectly competes with Company; nor (ii) solicit or accept, or induce any person or entity to reduce goods or services to Company, or in any manner assist others in the solicitation, acceptance, or inducement of, any business transactions with Company’s existing and prospective clients, accounts, suppliers and/or other persons or entities with whom the Company has had business relationships (or whom Company had specifically identified for a prospective business relationship). These restrictions extend to the geographic area in which Company actively conducted business immediately prior to termination of the applicable agreement.

Each of the agreements also contains a customary non-solicitation provision, in which the applicable executive agrees that, for the term of the applicable agreement and for a period of 3 years thereafter, the applicable executive will not, directly or indirectly solicit or discuss with any employee of Company the employment of such Company employee by any other commercial enterprise other than Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than Company, provided that this provision does not prohibit the applicable executive from undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person or entity identified above, or from hiring, employing or engaging any such person or entity who responds to such general recruitment advertisement.

Due to the application of various States’ laws, there is no assurance that the non-compete provisions or the non-solicitation provisions as set forth in each of the agreements will be enforced. Each of the agreements contains a “blue pencil” provision that, in the event that a court determines that any of these restrictions are unenforceable, the parties to the agreement agreed that it is their desire that the court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated in the agreement and enforceable against the applicable executive.

Each of the agreements contains customary representations and warranties by the applicable executive, relating to the agreement, and any securities of the Company that may be issued to the executive, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

Each of the agreements is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state. Each of the agreements provide that all legal proceedings concerning the applicable agreement will be in the state and federal courts sitting in Santa Clara County, California, provided that each agreement also includes a provision relating to any disputes being settled by arbitration.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the Employment Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Independent Director Agreements

Takeshi Omoto, Yoshitomo Yamano, Yuki Tan and Yuta Katai entered into the Company’s form of Independent Director Agreement dated as of February 9, 2022. Previously, Ferdinand Groenewald entered into the Company’s form of Independent Director Agreement.

The Independent Director Agreements provide that each non-employee director will be compensated as follows:

●	Each director will be paid the sum of $50,000 annually for director’s service as a director of the Company, to be paid $12,500 each calendar quarter, payable within 5 business days of the end of each calendar quarter, and with such amount for any partial calendar quarter being appropriately prorated.

●	Each director shall be paid $4,000 annually for service as a member of the Audit Committee and an additional sum of $3,000 annually for service as the Chairman of the Audit Committee, with each of these payments to be paid quarterly in equal portions, within 5 business days of the end of each calendar quarter, and with any amount for any partial calendar quarter being appropriately prorated.

During the term of the applicable independent director agreement, the Company will reimburse the applicable director for all reasonable out-of-pocket expenses incurred by the applicable director in attending any in-person meetings, provided that the applicable director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the applicable director in excess of $500.00) must be approved in advance by the Company.

Each of the agreements contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by the applicable director in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

Each of the agreement provide that, during the term (which continues as long as the applicable director is serving as a director of the Company), the applicable director is be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the applicable director’s position with the Company in any capacity, in an amount not less than the highest amount available to any other director, and such coverage and protections, with respect to the various liabilities as to which the applicable director has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term. Any indemnification agreement entered into between the Company and the applicable director will continue in full force and effect in accordance with its terms following the termination of the applicable agreement.

Each of the agreements contains customary representations and warranties by the applicable director, relating to the agreement, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

Each of the agreements is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state. Each of the agreements provide that all legal proceedings concerning the applicable agreement will be in the state and federal courts sitting in Santa Clara County, California, provided that each agreement also includes a provision relating to any disputes being settled by arbitration.

The foregoing description of the Independent Director Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of Independent Director Agreement, a copy of which is filed as Exhibits 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

Takeshi Omoto, Yoshitomo Yamano, Yuki Tan and Yuta Katai entered into the Company’s form of Indemnification Agreement dated as of February 9, 2022. Previously, Ferdinand Groenewald entered into the Company’s form of Indemnification Agreement. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation and bylaws.

The foregoing description of the Indemnification Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of Indemnification Agreement, a copy of which is filed as Exhibits 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Grants of Restricted Stock

As noted above, as of February 9, 2022, each of the executives for whom an employment agreement was executed was issued a number of shares of restricted stock pursuant to the Company’s 2021 Equity Incentive Plan. These awards were made on the same date as the execution of the applicable employment agreement, and were made pursuant to the form of restricted award agreement which is attached to the 2021 Equity Incentive Plan. As noted above, each of the award agreements provided that the shares will vest 25% a year, on each annual anniversary of the date of the employment agreement, subject to earlier vesting and forfeiture as described in the employment agreements (as described above). In other words, the grants vest with respect to 25% of the shares on each of February 9, 2023, February 9, 2024, February 9, 2025 and February 9, 2026.

Name	Title	Number of Restricted Stock
Sumitaka Yamamoto	Chief Executive Officer	45,720
Qizhi Gao	Chief Financial Officer	6,481
Kimio Hosaka	Chief Operating Officer	11,455
Hidekazu Miyata	Chief Information Officer	9,072
Keisuke Kuno	Sales Director	13,092

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement, dated as of February 9, 2022, between the Company and Sumitaka Yamamoto
10.2	Employment Agreement, dated as of February 9, 2022, between the Company and Qizhi Gao
10.3	Employment Agreement, dated as of February 9, 2022, between the Company and Kimio Hosaka
10.4	Employment Agreement, dated as of February 9, 2022, between the Company and Hidekazu Miyata
10.5	Employment Agreement, dated as of February 9, 2022, between the Company and Keisuke Kuno
10.6	Form of Independent Director Agreement between HeartCore Enterprises, Inc. and each independent director (incorporated by reference to Exhibit 10.10 of Registration Statement on Form S-1 of the Company filed with the SEC on January 3, 2022)
10.7	Form of Indemnification Agreement between HeartCore Enterprises, Inc. and each independent director (incorporated by reference to Exhibit 10.11 of Registration Statement on Form S-1 of the Company filed with the SEC on January 3, 2022)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTCORE ENTERPRISES, INC.

Dated: February 14, 2022	By:	/s/ Sumitaka Yamamoto
	Name:	Sumitaka Yamamoto
	Title:	Chief Executive Officer